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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT


    We consent to the incorporation by reference in this Registration Statement on Form S-3 filed pursuant to Rule 462(b) relating to the earlier registration statement on Form S-3 (File No. 333-27375) of Big Flower Press Holdings, Inc. of our reports dated February 14, 1997 appearing in the Annual Report on Form 10-K of Big Flower Press Holdings, Inc. for the year ended December 31, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


DELOITTE & TOUCHE LLP

Baltimore, Maryland


June 10, 1997